Exhibit 10.90

AMENDMENT NO. 5 TO LICENSE AGREEMENT

This Amendment No. 5 to License Agreement (the “Amendment”) is made and entered into as of the 23rd day of June, 2009 (“Effective Date”), by and between SOLVAY PHARMACEUTICALS, INC., a Georgia corporation having its principal office at 901 Sawyer Road, Marietta, Georgia 30062 (“Solvay”) and JPI COMMERCIAL, LLC, a Delaware limited liability corporation and wholly-owned subsidiary of Jazz Pharmaceuticals, Inc., a Delaware corporation (“Jazz Pharmaceuticals”), having its principal offices at 3180 Porter Drive, Palo Alto, California 94304 (“JPI”). Solvay and JPI are referred to herein on occasion separately as a “Party” or together as the “Parties”. Capitalized terms used herein shall have their respective meanings set forth in the License Agreement, unless otherwise defined herein.

WHEREAS, Solvay and JPI are parties to that certain License Agreement (the “Agreement”) dated as of the 31 st day of January, 2007, as amended on March 12, 2008, October 17, 2008, December 19, 2008 and February 5, 2009; and

WHEREAS, the Parties wish to amend the Agreement in accordance with Section 13.6 of the Agreement to modify certain milestone payments that are due from JPI to Solvay;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, the Parties agree as follows:

1. Amendment of Section 3.1(g). Section 3.1(g) of the Agreement is hereby amended and replaced in its entirety with the following:

“(g) Six million dollars ($6,000,000) payable in 2009 in five (5) installments as follows: one million dollars ($1,000,000) on or before March 15, 2009, which has been paid as of the Effective Date; one million dollars ($1,000,000) on or before August 15, 2009; one million dollars ($1,000,000) on or before September 15, 2009; one million dollars ($1,000,000) on or before October 15, 2009; and two million dollars ($2,000,000) on or before December 15, 2009;”

2. Acknowledgement. As of the Effective Date, Solvay acknowledges that Jazz Pharmaceuticals and/or JPI has made each and every installment payment pursuant to Section 3.1(g) of the Agreement on or before the respective dates set forth therein and, as of the Effective Date, is still eligible to receive the installment payment reduction applicable to the December 15, 2012 payment, if it continues to comply with the requirements set forth in Section 3.1.

3. No Other Changes. Except as set forth above, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 5 to License Agreement to be executed by their duly authorized representatives as of the Effective Date.

JPI COMMERCIAL, LLC		SOLVAY PHARMACEUTICALS, INC.

By:	/s/ Bob Myers	By:	/s/ Murray Kay
Print Name:	Bob Myers	Print Name:	Murray Kay
Title:	President	Title:	VP Finance